  Exhibit 99.3

Sollensys Corp Completes Acquisition of Eagle Lake Laboratories, Inc.

PALM BAY, FL / ACCESSWIRE / November 30, 2020 / Sollensys Corp. (OTC PINK: SOLS) Sollensys Corp today announced the completion of its transaction to acquire Eagle Lake Laboratories, Inc.

“We are very pleased to reach this milestone of combining the Eagle Lake and Sollensys teams into one family. There is some very important work ahead of us as we strive to deliver on the vast potential that blockchain technology has to offer”, said Don Beavers, CEO of Sollensys Corp.

Mr. Beavers continues, “Together the two companies bring together the resources to provide improved cybersecurity opportunities around the world through our continuing efforts to keep our clients data safe. As ransomware and other malware attacks become increasingly common, Sollensys Corp. stands ready to answer our client’s needs. Today’s transaction creates real synergy as it provides a more transparent business structure, benefiting clients and shareholders alike.”

As a result of the merger, Eagle Lakes Laboratories, Inc. has become a wholly owned subsidiary of Sollensys Corp.

More details are available on the company website.

ABOUT SOLLENSYS CORP.

Sollensys Corp. is a U.S. based, public company specializing in data management and preparation. The Sollensys Corp. team is comprised of academics, PhDs and industry experts with decades of data security management experience. Sollensys Corp. manufactures the Blockchain Archive ServerTM that maintains a redundant, immutable backup of data. In this innovative product, redundant backups and block chains work together to assure not only the physical security of the database but also the integrity of the information held within. Uniquely, the Blockchain Archive ServerTM works with the client's existing equipment without the need to replace or eliminate any part of the client's data security already in place. The Blockchain Archive ServerTM is compatible with virtually all hardware and software combinations currently in use.

The Company's Blockchain Archive ServerTM encrypts, fragments and distributes data across thousands of secure nodes every day, which makes it virtually impossible for hackers to compromise. The product is a turn-key solution that can stand alone or seamlessly integrate into an existing data infrastructure to quickly recover from a cyber-attack. We believe that Sollensys Corp. is positioned to become a leader in commercial blockchain applications due to its technology's low cost and short time to implement, which is far less than existing solutions.

Forward-Looking Statements: Certain information in this press release relating to the Company contains forward-looking statements. All statements other than statements of historical facts included herein are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Readers should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company is under no obligation (and expressly disclaim any such obligation) to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations:

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SOURCE: Sollensys Corp.